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EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE
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We consent to the incorporation by reference in Registration Statements No.
33-52526, 33-52528, 33-92208 and 33-92184 of Starbucks Corporation on Form S-8
and Registration Statement No. 33-95690 of Starbucks Corporation on Form S-3 of our reports dated November 22, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K/A of Starbucks Corporation for the year ended September 29, 1996.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of Starbucks Corporation, listed in Item 14(a)2. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Seattle, Washington

January 31, 1997